EXHIBIT 23.7

[GOLDMAN SACHS LETTERHEAD]

CONSENT OF GOLDMAN SACHS

January 23, 2006

Board of Directors

Telesp Celular Participações S.A.

Av. Roque Petroni Júnior, 1464

4o Andar—Lado “A”

04707-000—São Paulo, SP

Brazil

Re:	Registration Statement on Form F- 4 of
Telesp Celular Participações S.A. (File No. 333-130410)

Gentlemen:

Reference is made to our valuation reports, dated December 4, 2005, with respect to Telesp Celular Participações S.A. (the “Company”) and each of Tele Centro Oeste Celular Participações S.A. (“TCO”), Tele Leste Celular Participações S.A. (“TLE”), Tele Sudeste Celular Participações S.A. (“TSD”) and Celular CRT Participações S.A. (“Celular CRT”) in connection with the merger of shares of TCO into TCP and the merger of each of TLE, TSD and Celular CRT into TCP.

The foregoing valuation reports are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transactions contemplated therein and are not to be used, circulated, quoted or otherwise referred to for any other purpose, nor are they to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that the Company has determined to include our valuation reports in Amendment No. 1 to its Registration Statement on Form F-4.

In that regard, we hereby consent to the references to our reports under the captions, “Part Two: Summary—Valuation Reports of Goldman Sachs” and “Part Five: The Merger—Valuation Reports of Goldman Sachs” in the prospectus included in the Company’s Registration Statement on Form F-4, as amended, to the related references to our reports in Exhibits 2.3.1, 2.3.2, 2.3.3, 2.3.4 and 2.3.5 to the above-mentioned Registration Statement, and to the inclusion of the foregoing reports in Exhibits 2.2.1, 2.2.2, 2.2.3 and 2.2.4 to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/    GOLDMAN, SACHS & COMPANHIA

    (GOLDMAN, SACHS & COMPANHIA)

/s/    GOLDMAN, SACHS & CO

    (GOLDMAN, SACHS & CO.)